Exhibit 10.7

ATTACHMENT A

to

SEMGROUP CORPORATION

BOARD OF DIRECTORS

COMPENSATION PLAN

SEMGROUP CORPORATION

NONEXECUTIVE DIRECTORS’

COMPENSATION DEFERRAL PROGRAM

Effective November 30, 2009

Table of Contents

ARTICLE I Purposes of Program		1

ARTICLE II Definitions		1
2.1	Definitions	1

ARTICLE III Participation		3
3.1	Participation	3

ARTICLE IV Director Deferrals		3
4.1	Director Deferrals	3

ARTICLE V Distributions		4
5.1	Distributions	4

ARTICLE VI Beneficiary Designation		5
6.1	Beneficiary	5
6.2	Beneficiary Designation; Change of Beneficiary Designation	5
6.3	Acknowledgment	5
6.4	No Beneficiary Designation	5
6.5	Doubt as to Beneficiary	6
6.6	Discharge of Obligations	6

ARTICLE VII Nature of the Program and Trust Establishment		6
7.1	Unfunded Nature of Program and Participant’s Rights Unsecured	6
7.2	Discretionary Establishment of Trust	6
7.3	Interrelationship of the Program and the Trust	6
7.4	Distributions From the Trust	7

ARTICLE VIII Amendment or Termination		7
8.1	Amendments to the Program	7
8.2	Termination of the Program	7

ARTICLE IX Administration		9
9.1	Program Rules and Regulations	9
9.2	Discretion	9

ARTICLE X Miscellaneous		9
10.1	Payment in Event of Incapacity	9
10.2	Expenses	9
10.3	No Rights to Continued Service Created	9
10.4	Successors	9
10.5	Governing Law	10
10.6	Headings	10
10.7	Section 409A	10

i

SEMGROUP CORPORATION NONEXECUTIVE DIRECTOR COMPENSATION

DEFERRAL PROGRAM

ARTICLE I

Purposes of Program

SemGroup Corporation (the “Company”) has previously established the SemGroup Corporation Board of Directors Compensation Plan (the “Plan”) for the purpose of providing nonexecutive Directors of the Company with both cash and equity compensation. Pursuant to the Plan, such nonexecutive Directors are permitted to voluntarily defer all or a portion of their annual cash retainer in five percent (5%) increments. The purpose of this SemGroup Corporation Nonexecutive Director Compensation Deferral Program (the “Program”) is to permit such deferrals, together with deferrals of any other compensation subsequently approved as deferrable for such nonexecutive Directors, to be deferred in compliance with applicable law. The Program will be construed and administered in a manner that is consistent with and gives effect to the foregoing. The Program is intended to be unfunded for tax purposes.

ARTICLE II

Definitions

2.1	Definitions. The definitions set forth in this Article II apply unless the context otherwise indicates.

(a)	Account. “Account” means a Participant’s Deferred Money Account.

(b)	Affiliate. “Affiliate” means all persons with whom the Company would be considered a single employer under Section 414(b) or 414(c) of the Code.

(c)	Beneficiary. “Beneficiary” with respect to a Participant is the person designated or otherwise determined under the provisions of Article VII as the distributee of benefits payable after the Participant’s death. A person designated or otherwise determined to be a Beneficiary under the terms of the Program has no interest in or right under the Program until the Participant in question has died. A person will cease to be a Beneficiary on the day on which all benefits to which such person is entitled under the Program have been distributed.

(d)	Board. “Board” means the Board of Directors of the Company.

(e)	Cash Compensation. “Cash Compensation” means the annual cash retainer payable by the Company or an Affiliate to a Qualified Director for his or her services to the Company as a Qualified Director

(f)	Code. “Code” means the Internal Revenue Code of 1986, as amended (including, when the context requires, all regulations, interpretations and rulings issued thereunder). Any reference to a specific provision of the Code includes a reference to that provision as it may be amended from time to time and to any successor provision.

(g)	Common Stock. “Common Stock” means the Class A common stock, $.01 par value, of the Company.

(h)	Company. “Company” means SemGroup Corporation, a Delaware corporation.

(i)	Deferred Money Account. “Deferred Money Account” shall have the meaning specified in Section 4.1(d) hereof.

(j)	Effective Date. “Effective Date” means November 10, 2009 or, if later, the date the order of the Bankruptcy Court discharging subsidiaries and affiliates of the Company from bankruptcy becomes effective.

(k)	Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes a reference to that provision as it may be amended from time to time and to any successor provision.

(l)	Participant. “Participant” is a current or a former Qualified Director whose account amounts have been credited under the Program and who has not ceased to be a Participant pursuant to Section 3.1.

(m)	Plan. “Plan” means the SemGroup Corporation Board of Directors Compensation Plan as amended from time to time.

(n)	Program Administrator. “Program Administrator” means the Company; provided, that the Company may delegate to SemManagement, L.L.C., an Affiliate, certain recordkeeping and program administration functions.

(o)	Program Rules. “Program Rules” means any rules, policies, practices or procedures that may be adopted by the Program Administrator from time to time for administration of the Program .

(p)	Program Year. “Program Year” means the calendar year.

(q)	Qualified Director. “Qualified Director” shall have the meaning specified in Section 3.1 hereof.

(r)	Section 409A. “Section 409A” means Code Section 409A and all rules, regulations, interpretations and rulings issued thereunder.

(s)	Section 409A Change in Control. “Section 409A Change in Control” shall have the meaning specified in Section 8.2(b).

(t)	Securities Act. “Securities Act” means the Securities Act of 1933, as amended. Any reference to a specific provision of the Securities Act includes a reference to that provision as it may be amended from time to time and to any successor provision.

(u)	Separation from Service. “Separation from Service” means a complete termination of a Qualified Director’s service with the Company and all Affiliates as a director, voluntarily or involuntarily, for any reason or, if less than a complete termination, such service decreases to a level that is less than 20 percent of the average level of services performed by the Participant over the immediately preceding 36-month period. For the sake of clarity and notwithstanding anything to the contrary, a Participant shall be considered to have incurred a “Separation from Service” for purposes of the Program if such separation constitutes a “separation from service” within the meaning of Final Regulation Section 1.409A-1(h).

(v)	Trust. “Trust” means one or more grantor trusts established, if any, as provided in Article VIII, by and between the Company or its delegate, and the trustee named pursuant to a trust agreement.

ARTICLE III

Participation

3.1	Participation. An individual who is a member of the Board and who is not an employee of the Company or any Affiliate, shall become a Qualified Director under the Program on the later of (a) the Effective Date or (b) the date he or she becomes such a Board member. An individual shall cease to be a Participant as of the date his or her Deferred Money Account balance has been distributed. For purposes of Section 4.1 below, “Qualified Director” shall also refer to an individual who has been designated to serve as a Board member but has not yet begun his or her service as a Board member

ARTICLE IV

Director Deferrals

4.1	Director Deferrals.

(a)	Annual Election to Defer Cash Compensation. With respect to any Program Year, a Qualified Director may irrevocably elect, in accordance with this Section 4.1 and Program Rules, to defer the receipt of all or a portion of his or her Cash Compensation earned during that Program Year as prescribed in the Plan and, as applicable, any other plan, program or arrangement under which compensation of Participants is permitted to be deferred. In the event that the deferral election is expressed as a percentage of Cash Compensation, any such deferral election will automatically apply to any adjusted Cash Compensation during the applicable Program Year.

(b)	Time of Filing Election. A deferral election will not be effective unless it is made on a properly completed election form received by the Company before the first day of the Program Year to which the deferral election relates or such earlier time as may be required by the Company. However, in the case of an individual who first becomes a Qualified Director on or after the first day of a Program Year, the deferral election may be made at any time prior to, but in any event not later than 30 days after, the date such individual becomes a Qualified Director, and shall apply to the Cash Compensation earned after the date of such election; provided such new Qualified Director was not eligible to participate in a plan or arrangement of the Company that is to be aggregated with this Program under Treasury Regulation Section 1.409A-1(c)(2).

(c)	Duration of Deferral Elections. A deferral election made pursuant to this Section 4.1 for a Program Year (or remainder thereof in the case of a new Qualified Director) is irrevocable after the latest date by which the deferral election is required to be given to the Program Administrator for such Program Year (or remainder thereof) and will remain in effect for future Program Years unless and until the Qualified Director changes his or her deferral for future Program Years. A Qualified Director may change his or her deferral, including reducing it to zero, by delivering a new deferral election not later than the day before the first Program Year to which the new deferral election relates or such earlier time as may be required by the Program Administrator.

(d)	Deferred Money Account. For each Qualified Director electing to defer Cash Compensation under the Program in accordance with this Section 4.1, there shall be maintained a deferred money account (a “Deferred Money Account”). Deferred Compensation of each Qualified Director shall be credited as a dollar amount to the Qualified Director’s Deferred Money Account on the date such Cash Compensation otherwise would be payable in cash to the Qualified Director. The Deferred Money Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amount to be paid to a Participant pursuant to the Plan, if any.

(e)	Vesting. A Participant shall at all times be 100% vested in his or her Deferred Money Account.

ARTICLE V

Distributions

5.1	Distributions.

(a)	Elections as to Time and Form of Payment.

(i)

Initial Election. Except as otherwise provided in Section 4.1(b), a Participant may elect, in accordance with Program Rules and subject to Section 409A, to defer any compensation receipt of which is deferrable under the Plan or as otherwise authorized, provided such election, as it relates to deferrals under Section 4.1, is made no later than the date of the initial deferral election in the first year of participation and, as it relates to deferrals credited under Section 4.1 after the first year of participation, is made no later than the close of the Program Year preceding the first Program Year during which the services giving rise to such Cash Compensation are performed or such earlier time as may be required by the Program Administrator.

(ii)	Form of Distribution. All distributions under the Program will be made as a lump sum, net of applicable taxes.

(iii)	Time of Distribution. Except as provided in Section 5.(b) or Section 8.2, all Cash Compensation deferred under the Plan will be distributed at the time a Participant has a Separation from Service.

(b)	Death of Participant. If a Participant ceases to be a Board member by reason of his or her death or if he or she shall die after he or she shall be entitled to distributions hereunder but prior to receipt of all distributions hereunder, then the aggregate unpaid balance in such Participant’s Deferred Money Account (computed as of the date of his or her death) shall be distributed in a single, lump sum cash payment to such Beneficiary as the Participant shall designate in accordance with Article VI, or in the absence of such designation, shall be distributed to the individual or estate as determined under Section 6.4. Distribution shall be made no later than the 15th day of the third month of the year following the year in which such death occurs.

ARTICLE VI

Beneficiary Designation

6.1	Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Program to a beneficiary upon the death of a Participant.

6.2	Beneficiary Designation; Change of Beneficiary Designation. A Participant shall designate his or her Beneficiary by completing and signing a beneficiary designation form, and returning it to the Program Administrator. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of a beneficiary designation form and Program Rules, as in effect from time to time. Upon the acceptance by the Program Administrator of a new beneficiary designation form, all Beneficiary designations previously filed shall be canceled. The Company shall be entitled to rely on the last beneficiary designation form filed by the Participant and accepted by the Program Administrator prior to his or her death.

6.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Program Administrator.

6.4	No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 6.1, 6.2 and 6.3 above or, if all designated Beneficiaries predecease the

Participant or die prior to complete distribution of the Participant’s benefits, then the benefits remaining under the Program to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate, or if none is appointed within six months of his or her death, to his or her spouse, or if not then living, to his or her then living descendents, per stirpes.

6.5	Doubt as to Beneficiary. If the Program Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to the Plan, the Program Administrator shall have the right, exercisable in its discretion, to withhold such payments until this matter is resolved to the Program Administrator’s satisfaction.

6.6	Discharge of Obligations. The payment of benefits under the Program to a Beneficiary shall fully and completely discharge the Company and all Affiliates from all further obligations under the Program with respect to the Participant.

ARTICLE VII

Nature of the Program and Trust Establishment

7.1	Unfunded Nature of Program and Participant’s Rights Unsecured. The Program constitutes a mere promise by the Company to make benefit payments in the future. Program benefits herein provided are to be paid out of the general assets of the Company, and the right of any Participant to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company. The deferred compensation and benefits hereunder may not be encumbered or assigned by a Participant.

7.2	Discretionary Establishment of Trust. Notwithstanding anything to the contrary, the Company, in its sole and absolute discretion in its role as Program Administrator, or any delegate appointed to act as Program Administrator pursuant to the delegation of certain administrative authorities by the Company, may establish one or more accounts, funds or grantor trusts (the “Trust”) to reflect obligations under the Program and may make such investments as it may deem desirable to assist in meeting such obligations. The Program Administrator may transfer money or other property to any such Trust, and the Trust shall pay Program benefits to Participants and their Beneficiaries out of the Trust Fund. Assets held in such Trust shall remain assets of the Company, subject to the claims of general creditors of the Company. No Participant or Beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust, and Participants shall have the status of general unsecured creditors of the Company.

7.3	Interrelationship of the Program and the Trust. The provisions of the Program shall govern the rights of a Participant to receive distributions of Cash Compensation deferred pursuant to the Plan or otherwise. The provisions of the Trust shall govern the rights of the Company and any delegate thereof, Participants and the creditors of the Company and its Affiliates to the assets transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under the Program.

7.4	Distributions From the Trust. The Company’s obligations under the Program may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company’s obligations under the Program.

ARTICLE VIII

Amendment or Termination

8.1	Amendments to the Program. The Board may amend the Program at any time, without the consent of the Participants or other beneficiaries; provided, however, that no amendment shall divest any Participant or Beneficiary of rights to which he or she would have been entitled if the Program had been terminated on the effective date of such amendment except to the extent necessary to comply with any applicable law, rule or regulation, including, but not limited to, Code Section 409A. Notwithstanding the foregoing, the Program and any payment hereunder may be amended unilaterally by the Board at any time to make such changes as may be required to comply with Section 409A.

8.2	Termination of the Program. The Board shall have the right to terminate the Program at any time. Upon termination of the Program, distributions in respect of credits to a Participant’s Account as of the date of the termination shall be made in the manner and at the time heretofore prescribed. If the Program is terminated and a Trust has been established (as described in Section 7.1), the Trust will pay benefits as provided under the amended or terminated Program. Notwithstanding the foregoing, the Board may, in its sole discretion, terminate the Program and accelerate the time and form of payment of benefits under the Program, only under the following circumstances:

(a)	The Board may terminate and liquidate the Program within twelve months of a corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. § 503(b)(1)(A), provided that the remaining unpaid benefits under the Program are included in the Participants’ respective gross incomes in the latest of: (i) the calendar year in which the Program termination and liquidation occurs; (ii) the first calendar year in which such benefits are no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

(b)	The Board may terminate and liquidate the Program in connection with the occurrence of a “change in control event” (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)) (a “Section 409A Change in Control”), provided that the following requirements are satisfied:

(i)	The Board takes irrevocable action to terminate and liquidate the Program during the period beginning thirty (30) days preceding the Section 409A Change in Control and ending twelve (12) months following such Section 409A Change in Control;

(ii)	The benefits of each Participant under the Plan, the Program and all other plans and other arrangements that are treated as single plan with this Program under Treasury Regulation Sections 1.409A-1(c) and 1.409A-3(j)(4)(ix) (collectively, the “Other Arrangements”) are distributed within twelve (12) months following the date that all necessary action to terminate and liquidate the Plan, the Program and the Other Arrangements is irrevocably taken; and

(iii)	All Other Arrangements are terminated and liquidated with respect to each Participant who experienced such Section 409A Change in Control. For purposes of any Section 409A Change in Control that results from an asset purchase transaction, the applicable “service recipient” (within the meaning of Code Section 409A) with the discretion to liquidate and terminate the Plan, the Program and the Other Arrangements shall be the “service recipient” that is primarily liable immediately after the transaction for the payment of the Program benefits.

(c)	The Board may terminate and liquidate the Program for any other reason, provided that:

(i)	The termination and liquidation of the Program does not occur proximate to a downturn in the financial health of the Company and all of its Affiliates;

(ii)	The Company and all of its Affiliates terminate and liquidate all Other Arrangements;

(iii)	No payments in liquidation of the Program are made within twelve months of the date that the Company takes all necessary action to irrevocably terminate and liquidate the Program, other than payments that would be payable under the terms of the Program if the action to terminate and liquidate the Program had not occurred;

(iv)	All payments are made within 24 months of the date that the Company takes all necessary action to irrevocably terminate and liquidate the Program; and

(v)	The Company and all Affiliates do not adopt any Other Arrangement at any time during the three-year period following the date the Company takes all necessary action to irrevocably terminate and liquidate the Program.

(d)	The Board may terminate and liquidate the Program upon such other events and conditions as permitted under Section 409A.

ARTICLE IX

Administration

9.1	Program Rules and Regulations. The Program Administrator has the discretionary power and authority to make such Program Rules as the Program Administrator determines to be consistent with the terms, and advisable in connection with the administration, of the Program and to modify or rescind any such Program Rules.

9.2	Discretion. Subject to Section 10/7, the Program Administrator has the sole discretionary power and authority to make all determinations necessary for administration of the Program and to construe, interpret, apply and enforce the provisions of the Program and Program Rules whenever necessary to carry out its intent and purpose and to facilitate its administration, including, without limitation, the discretionary power and authority to remedy ambiguities, inconsistencies, omissions and erroneous benefit calculations and to make a determination as to the right of any person to a benefit under the Program. In the exercise of its discretionary power and authority, the Program Administrator will treat all similarly situated persons uniformly.

ARTICLE X

Miscellaneous

10.1	Payment in Event of Incapacity. If any individual entitled to receive any payment under the Program is, in the judgment of the Program Administrator, physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for the individual, the Program Administrator may (but is not required to) cause the payment to be made to any one or more of the following as may be chosen by the Program Administrator: the Beneficiary; the institution maintaining the individual; a custodian for the individual under the Uniform Transfers to Minors Act of any state; or the individual’s spouse, child, parent, or other relative by blood or marriage. The Program Administrator is not required to see to the proper application of any such payment, and the payment completely discharges all claims under the Program against the Company, and the Program to the extent of the payment.

10.2	Expenses. Costs of administration of the Program will be paid by the Program Administrator.

10.3	No Rights to Continued Service Created. Neither the establishment of or participation in the Program gives any individual the right to continued service on the Board or limits the right of the Company or its stockholders to terminate or modify the terms and conditions of service of such individual on the Board or otherwise deal with any individual without regard to the effect that such action might have on him or her with respect to the Program.

10.4	Successors. Except as otherwise expressly provided in the Program, all obligations of the Company under the Program are binding on any successor to the Company whether the successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all of the business and/or assets of the Company.

10.5	Governing Law. Questions pertaining to the construction, validity, effect and enforcement of the Program will be determined in accordance with the internal, substantive laws of the State of Oklahoma without regard to the conflict of laws rules of the State of Oklahoma or any other jurisdiction.

10.6	Headings. The headings of Sections are included solely for convenience of reference; if there exists any conflict between such headings and the text of the Program, the text will control.

10.7	Section 409A. The Company intends that the Program and all deferrals under the Program be structured so as to comply with, or, as applicable, be excepted from, Section 409A, such that there are no adverse tax consequences, interest or penalties incurred as a result of such deferrals. Notwithstanding the Company’s intention, if a deferral under the Program, including any payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Program would violate Section 409A or, if intended to be excepted from 409A, would become subject to 409A, unless the Company expressly determines otherwise, such Award, the Company may adopt such policies, procedures and/or amendments to the Program, and take such other actions as it deems reasonably necessary or appropriate, without the consent of any Participant, to (a) cause the Program and the respective payment, distribution, deferral election, transaction or other action or arrangement to comply with 409A and/or, as applicable, to be excepted from 409A and (b) preserve the intended tax treatment of any such payment, distribution, deferral election, transaction or other action or arrangement. In such case, the related provisions of the Program will be deemed modified, or, if necessary, rescinded, including retroactively, in order to comply with the requirements of Section 409A to the extent determined by the Company. This Program will be construed and administered to the fullest extent possible in accordance with the Company’s intentions as set forth in this Section 10.7.